EXHIBIT 99.1

QXO Announces Early Tender Results of Cash Tender Offers and Consent Solicitations for Any and All of TopBuild Corp.’s 4.125% Senior Notes due 2032 and 5.625% Senior Notes due 2034 and Receipt of Requisite Consents

GREENWICH, Conn. – June 12, 2026 – QXO, Inc. (“QXO”) (NYSE: QXO) announced the early tender results of the previously announced tender offers and consent solicitations (collectively, the “Tender Offers and Consent Solicitations”) by QXO’s wholly-owned subsidiary, Titanium MergerCo, Inc., a Delaware corporation (the “Company”), for the (i) $500.0 million aggregate principal amount of outstanding 4.125% Senior Notes due 2032 and (ii) $750.0 million aggregate principal amount of outstanding 5.625% Senior Notes due 2034 (together, the “Notes”) of TopBuild Corp. (“TopBuild”). The Tender Offers and Consent Solicitations are being conducted in connection with QXO’s pending acquisition of TopBuild (the “TopBuild Acquisition”).

The below table presents, according to information provided to the Company by D.F. King & Co., Inc., the information and tender agent (the “Information and Tender Agent”) for the Tender Offers and Consent Solicitations, the aggregate principal amount of Notes validly tendered at or prior to 5:00 p.m., New York City time, on June 11, 2026 (the “Early Tender Deadline”) and not validly withdrawn at or prior to 5:00 p.m., New York City time, on June 11, 2026 (the “Withdrawal Deadline”) (the “Early Tender Notes”), and the percent of the aggregate principal amount of Notes outstanding constituting Early Tender Notes.

CUSIP/ISIN*	Title of Notes	Aggregate Principal Amount Outstanding	Aggregate Principal Amount of Early Tender Notes	Percent of Outstanding Principal Amount Tendered	Tender Offer Consideration (1)(2)	Early Tender Payment (1)(3)	Total Tender Offer Consideration (1)(2)
CUSIP: 89055F AC7/ U8900U AC8 ISIN: US89055FAC77/ USU8900UAC81	4.125% Senior Notes due 2032	US$500,000,000	$497,723,000	99.54%	$961.25	$50.00	$1,011.25
CUSIP: 89055F AD5/ U8900U AD6 ISIN: US89055FAD50/ USU8900UAD64	5.625% Senior Notes due 2034	US$750,000,000	$747,893,000	99.72%	$961.25	$50.00	$1,011.25

(1)	Per $1,000 principal amount of Notes accepted for purchase.
(2)	Does not include accrued and unpaid interest from the last date on which interest has been paid to, but excluding, the Settlement Date (as defined below) that will be paid on the Notes accepted for purchase.
(3)	Included in the Total Tender Offer Consideration for Early Tender Notes accepted for purchase.
*	CUSIPs and ISINs are provided for the convenience of Holders. No representation is made as to the correctness or accuracy of such numbers.

Because the Company received consents in respect of a majority of the aggregate principal amount of each series of Notes then outstanding (excluding Notes owned by TopBuild, the guarantors of such Notes or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with TopBuild or the guarantors of such Notes) (the “Requisite Consents”), TopBuild executed and delivered a supplemental indenture to each Indenture (as defined in the Offer to Purchase and Consent Solicitation Statement (as defined below)) (each, a “Supplemental Indenture”), (i) eliminating the requirement to make a “Change of Control Offer” for the related Notes in connection with the TopBuild Acquisition and future transactions, (ii) eliminating substantially all of the restrictive covenants in the applicable Indenture and the Notes, (iii) eliminating certain conditions to legal defeasance and covenant defeasance in the applicable Indenture and the Notes and (iv) eliminating all events of default other than events of default relating to the failure to pay principal of and interest on the Notes (collectively, the “Proposed Amendments”).

Each Supplemental Indenture became effective upon execution, but provides that the applicable Proposed Amendments will not become operative until the Company accepts for purchase the Notes satisfying the Requisite Consents in the Tender Offers and Consent Solicitations.

The Tender Offers and Consent Solicitations will expire at 5:00 p.m., New York City time, on June 29, 2026, unless extended or earlier terminated by the Company (the “Expiration Date”). The “Settlement Date” is currently expected to be the second business day following the Expiration Date. The Company anticipates extending the Expiration Date to have the Settlement Date substantially coincide with the consummation of the TopBuild Acquisition. Any Notes validly tendered and related Consents validly delivered after the Withdrawal Deadline (including during any extension of the Expiration Date) may not be withdrawn or revoked, except as required by law. No tenders submitted after the Expiration Date will be valid.

Subject to the terms and conditions of the Tender Offers and Consent Solicitations, holders of the Early Tender Notes will receive the Total Tender Offer Consideration set forth in the table above, which includes the Early Tender Payment set forth in the table above. Holders of Notes tendering their Notes after the Early Tender Deadline and on or prior to the Expiration Date will only be eligible to receive the Tender Offer Consideration set forth in the table above, which is the Total Tender Offer Consideration less the Early Tender Payment. In addition, holders of all Notes validly tendered and accepted for purchase pursuant to the Tender Offers and Consent Solicitations will receive accrued and unpaid interest on such Notes from the last interest payment date with respect to such Notes to, but excluding, the Settlement Date.

The terms and conditions of the Tender Offers and Consent Solicitations are described in an Offer to Purchase and Consent Solicitation Statement, dated May 29, 2026 (the “Offer to Purchase and Consent Solicitation Statement”). The consummation of the Tender Offers and Consent Solicitations for the Notes of either series is subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase and Consent Solicitation Statement, including, among other things, the substantially concurrent consummation of the TopBuild Acquisition on terms and conditions set forth in the Agreement and Plan of Merger, dated as of April 18, 2026 (as it may be amended from time to time, the “Merger Agreement”), by and among QXO, the Company, Titanium MergerCo 2, LLC and TopBuild.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Morgan Stanley & Co. LLC is the dealer manager and solicitation agent (the “Dealer Manager”) in the Tender Offers and Consent Solicitations. D.F. King & Co., Inc. has been retained to serve as both the Information and Tender Agent for the Tender Offers and Consent Solicitations. Questions regarding the Tender Offers and Consent Solicitations should be directed to the Dealer Manager at (800) 624-1808 (Toll-Free) or (212) 761-1057 (Collect Number). Requests for copies of the Offer to Purchase and Consent Solicitation Statement and other related materials should be directed to D.F. King & Co., Inc. at topbuild@dfking.com (email), (866) 796-6867 (U.S. Toll-Free) or (646) 698-8770 (Banks and Brokers).

None of QXO, the Company, their respective boards of directors, TopBuild, the guarantors of the Notes, the Dealer Manager, the Information and Tender Agent, the Trustee under each Indenture, or any of their affiliates, makes any recommendation as to whether holders of the Notes should tender any Notes in response to the Tender Offers and Consent Solicitations. The Tender Offers and Consent Solicitations are made only by the Offer to Purchase and Consent Solicitation Statement. The Tender Offers and Consent Solicitations are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offers and Consent Solicitations are required to be made by a licensed broker or dealer, the Tender Offers and Consent Solicitations will be deemed to be made on behalf of the Company by the Dealer Manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About QXO

QXO, Inc. (NYSE: QXO) is the largest publicly traded distributor of roofing, waterproofing, and related products and the second largest publicly traded distributor of lumber and building materials in North America. QXO is the fastest growing company in the $800 billion building products distribution industry and plans to become the tech-enabled leader by delivering best-in-class customer satisfaction and outsized returns for its shareholders. The company is targeting $50 billion in annual revenues within the next decade through accretive acquisitions and organic growth. Visit www.qxo.com for more information.

Forward-Looking Statements

This communication contains forward-looking statements. Statements that are not historical facts, including statements about beliefs, expectations, targets or goals, the expected timing of the closing of the proposed acquisition, the anticipated benefits of the proposed acquisition, including synergies, and expected future financial position, total addressable market, positions in building product verticals and results of operations, are forward-looking statements. These statements are based on plans, estimates, expectations and/or goals at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described herein include, among others: (i) the risk that the proposed acquisition of TopBuild may not be completed on the anticipated terms in a timely manner or at all; (ii) the failure to satisfy any of the conditions to the consummation of the proposed acquisition, including the risk that the required shareholder approvals may not be obtained; (iii) the effect of the pendency of the proposed acquisition on each of QXO’s and TopBuild’s business relationships with employees, customers, or suppliers, or on operating results or the businesses generally; (iv) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including circumstances that require the payment of a termination fee; (v) the possibility that the proposed acquisition may be more expensive to complete than anticipated, including as a result of unexpected factors or events, significant transaction costs or unknown liabilities; (vi) potential litigation and/or regulatory action relating to the proposed acquisition; (vii) the risk that the anticipated benefits of the proposed acquisition may not be fully realized or may take longer to realize than expected; (viii) the impacts of legislative, regulatory, economic, competitive or technological changes; (ix) QXO’s ability to finance the proposed acquisition; (x) unknown liabilities and uncertainties regarding general economic, market sector, competitive, legal, regulatory, tax and geopolitical conditions; and (xi) those risks and uncertainties set forth in QXO’s and TopBuild’s filings with the Securities and Exchange Commission (the “SEC”), including each company’s Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q, and a Registration Statement on Form S-4/A filed by QXO with the SEC on May 29, 2026 in connection with the proposed transaction. Forward-looking statements should not be relied on as predictions of future events, and these statements are not guarantees of performance or results. Forward-looking statements herein speak only as of the date each statement is made. Neither QXO nor TopBuild undertakes any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

Media Contact

Joe Checkler

joe.checkler@qxo.com
203-609-9650

Investor Contact

Mark Manduca
mark.manduca@qxo.com
203-321-3889